UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2017

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23006 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

161 S. San Antonio Road, Suite 10 Los Altos, CA (Address of Principal Executive Offices)	94022 (Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 2, 2017, DSP Group, Inc. (the “Company”) announced its financial results for the quarter and year ended December 31, 2016. A copy of the press release, dated February 2, 2017, is attached and filed herewith as Exhibit 99.1. This information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

In addition to the disclosure of financial results for the quarter and year ended December 31, 2016 in accordance with generally accepted accounting principles in the United States (“GAAP”), the press release also included non-GAAP net income and diluted earnings per share, for the quarters and years ended December 31, 2016 and 2015 that excluded (a) for the quarter ended December 31, 2016, the impact of amortization of acquired intangible assets in the amount of $425,000 associated with previous acquisitions; equity-based compensation expenses of $1.4 million; and amortization of deferred tax liability related to intangible assets acquired in previous acquisitions in the amount of $99,000; (b) for the quarter ended December 31, 2015, the impact of amortization of acquired intangible assets in the amount of $321,000 associated with a previous acquisition; equity-based compensation expenses of $1.2 million; write-off of $400,000 associated with an expired option related to a previous investment in a private company (the “Expired Option”); and amortization of deferred tax liability related to intangible assets acquired in a previous acquisition in the amount of $114,000; (c) for the year ended December 31, 2016, the impact of amortization of acquired intangible assets of $1.5 million associated with previous acquisitions; equity-based compensation expenses of $5.1 million; other income in the amount of $2.5 million related to reversal of provisions due to the elapse of applicable statue of limitations; and amortization of deferred tax liability related to intangible assets acquired in connection with previous acquisitions in the amount of $352,000; and (d) for the year ended December 31, 2015, the impact of amortization of acquired intangible assets of $1.3 million associated with a previous acquisition; equity-based compensation expenses of $5.1 million; write-off of $400,000 associated with the Expired Option; and amortization of deferred tax liability related to intangible assets acquired in connection with a previous acquisition in the amount of $369,000.

The Company believes that the non-GAAP presentation in the press release is useful to investors in analyzing the results for the quarter and year ended December 31, 2016 and 2015 because the exclusion of such expense may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful for investors to understand how the expenses associated with the application of FASB ASC No. 718 are reflected on its statements of income. The non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, offer a more complete understanding of factors and trends affecting the Company’s business. The non-GAAP presentation should not be viewed as a substitute for the Company’s reported GAAP results.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

d. Exhibits

Exhibit No.	Description

99.1	Press Release of DSP Group, Inc., dated February 2, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: February 2, 2017	By:	/s/ Dror Levy
Dror Levy Chief Financial Officer and Secretary

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